UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 5, 2015

FIFTH THIRD AUTO TRUST 2015-1

(Exact Name of Issuing Entity as Specified in its Charter)

Commission File Number of Issuing Entity: 333-197420-02

FIFTH THIRD HOLDINGS FUNDING, LLC

(Exact Name of Depositor as Specified in its Charter)

Commission File Number of Depositor: 333-197420

FIFTH THIRD BANK

(Exact Name of Sponsor as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity/Registrant)

47-7263476

(Issuing Entity’s I.R.S. Employer Identification No.)

c⁄o Fifth Third Holdings Funding, LLC 1701 Golf Road, Tower 1, 9th Floor Rolling Meadows, Illinois	60008
(Address of Principal Executive Offices)	(Zip Code)

(847) 354-7341

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the issuance and sale of Class A-1 0.43000% Auto Loan Asset Backed Notes (the “Class A-1 Notes”), Class A-2-A 1.02% Auto Loan Asset Backed Notes (the “Class A-2-A Notes”), Class A-2-B LIBOR + 0.55% Auto Loan Asset Backed Notes (the “Class A-2-B Notes”), Class A-3 1.42% Auto Loan Asset Backed Notes (the “Class A-3 Notes”) and Class A-4 1.79% Auto Loan Asset Backed Notes (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes and the Class A-3 Notes, the “Notes”) by Fifth Third Auto Trust 2015-1 (the “Issuer”) described in the Final Prospectus Supplement dated October 28, 2015, the Registrant and/or the Issuer have entered into the agreements listed in Item 9.01(d) below. This Current Report on Form 8-K is being filed in connection with the execution of such agreements to satisfy an undertaking to file copies of certain agreements executed in connection with the issuance of the Notes.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

4.1	Indenture, dated as of November 5, 2015, between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).

10.1	Sale Agreement, dated as of November 5, 2015, between Fifth Third Holdings Funding, LLC (the “Depositor”) and the Issuer.

10.2	Servicing Agreement, dated as of November 5, 2015, among Fifth Third Bank, the Issuer and the Indenture Trustee.

10.3	Purchase Agreement, dated as of November 5, 2015, between Fifth Third Holdings, LLC and the Depositor.

10.4	Administration Agreement, dated as of November 5, 2015, among Fifth Third Bank, Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”), and the Indenture Trustee.

10.5	Receivables Sale Agreement, dated as of November 5, 2015, between Fifth Third Bank and Fifth Third Holdings, LLC.

10.6	Amended and Restated Trust Agreement, dated as of November 5, 2015, between the Depositor and the Owner Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 5, 2015	FIFTH THIRD HOLDINGS FUNDING, LLC

	By:	/s/ James Leonard
	Name:	James Leonard
	Title:	President